Exhibit 10.3

Execution Version

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

BIO-KEY INTERNATIONAL, INC.

Amended and Restated Senior Secured

Convertible Promissory

Note due April 13, 2020

Note No. 2	$3,789,000.00

Dated: March 12, 2020 (the “Issuance Date”)

For value received, BIO-KEY INTERNATIONAL, INC., a Delaware corporation (the “Maker” or the “Company”), hereby promises to pay to the order of Lind Global Macro Fund, LP, a Delaware limited partnership (together with its successors and representatives, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of THREE MILLION SEVEN HUNDRED EIGHTY NINE THOUSAND DOLLARS ($3,789,000.00) (the “Principal Amount”) plus any other amounts owing pursuant to the terms hereof.

WHEREAS, the Company has issued to the Holder a Senior Secured Convertible Promissory Note dated July 10, 2019 (the “Initial Issuance Date”) in the original principal amount of $3,060,000 (the “Original Note”) and, as of the date hereof, the Company acknowledges and agrees that the amount of $3,789,000 is outstanding thereunder and owing by the Company to the Lender thereunder;

WHEREAS, the Company has requested, and the Holder has agreed, to amend and restate the Original Note on the terms and conditions set forth herein;

NOW, THEREFORE, the Company and the Holder (by its acknowledgement below) each agree that on and as of the date hereof (the “Restatement Closing Date”) the Original Note is hereby amended and restated in its entirety, and shall remain in full force and effect only as expressly set forth herein, and in consideration of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:

All payments under or pursuant to this Amended and Restated Senior Secured Convertible Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note plus all accrued interest thereon (if any) shall be due and payable on April 13, 2020 (the “Maturity Date”) or at such earlier time as provided herein.

ARTICLE 1

1.1     Purchase Agreement. This Note has been executed and delivered pursuant to the Securities Purchase Agreement, dated as of July 10, 2019 (as the same may be amended from time to time, the “Purchase Agreement”), by and between the Maker and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

1.2     Interest. Except as set forth in Section 2.2, this Note shall not bear interest.

1.3     Payment of Principal and Interest.

(a)    Principal Installment Payments. The Maker shall pay to the Holder in United States dollars and in immediately available funds the Outstanding Amount on the Maturity Date or, if earlier, upon acceleration, conversion or redemption of this Note in accordance with the terms herein (any date for payment hereunder, whether the Maturity Date or any other date for payment hereunder shall be hereinafter referred to as a “Payment Date”).

(b)     Prepayment. At any time after the Issuance Date the Maker may repay all (but not less than all) of the Outstanding Amount, upon at least ten (10) days written notice of the Holder (the “Prepayment Notice”). If the Maker elects to prepay this Note pursuant to the provisions of this Section 1.3(b), the Holder shall have the right, upon written notice to the Maker (a “Prepayment Conversion Notice”) within five (5) Business Days of the Holder’s receipt of a Prepayment Notice, to convert up to twenty-five percent (25%) of the Outstanding Amount (the “Maximum Amount”) at the Conversion Price, in accordance with the provisions of Article 3, specifying the amount of the Outstanding Amount (up to the Maximum Amount) that the Holder will convert (the amount to so convert being hereinafter referred to as the “Conversion Amount”). Upon delivery of a Prepayment Notice, the Maker irrevocably and unconditionally agrees to, within five (5) Business Days of receiving a Prepayment Conversion Notice, and if no Prepayment Conversion Notice is received, within ten (10) Business Days of delivery of a Prepayment Notice: (i) repay the Outstanding Amount minus the Conversion Amount set forth in the Prepayment Conversion Notice and (ii) issue the applicable Conversion Shares to the Holder in accordance with Article 3. The foregoing notwithstanding, the Maker may not deliver a Prepayment Notice with respect to any Outstanding Amount that is subject to a Conversion Notice delivered by the Holder in accordance with Article 3.

1.4     Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be due on the next succeeding Business Day.

1.5     Transfer. This Note may be transferred or sold, subject to the provisions of Section 5.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

1.6     Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

1.7     Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

1.8     Status of Note and Security Interest. The obligations of the Maker under this Note shall continue to be senior to all other existing Indebtedness and equity of the Company, other than Indebtedness owing to Versant under the Factor Documents (which payment obligations shall continue to be pari passu with the obligations under this Note, and which Liens shall have the priority contemplated by the Intercreditor Agreement). Upon any Liquidation Event (as hereinafter defined), the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any Indebtedness of the Maker or any class of capital stock of the Maker, an amount equal to the Outstanding Principal Amount plus all accrued interest thereon (if any). For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Maker.

1.9     Secured Note. The full amount of this Note continues to be secured by the Collateral (as defined in the Security Agreement) identified and described as security therefor in the Security Agreement dated as of July 10, 2019 (as amended and in effect from time to time, the “Security Agreement”) by and between the Maker and the Holder.

1.10   Tax Treatment. The Maker and the Holder agree that for U.S. federal income tax purposes, and applicable state, local and non-U.S. income tax purposes, this Note is not intended to be, and shall not be, treated as indebtedness. Neither the Maker nor the Holder shall take any contrary position on any tax return, or in any audit, claim, investigation, inquiry or proceeding in respect of Taxes, unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”), or any analogous provision of applicable state, local or non-U.S. law.

ARTICLE 2

2.1     Events of Default. An “Event of Default” under this Note shall mean the occurrence of any of the "Events of Default" defined in the Purchase Agreement, and any of the additional events described below:

(a)     any default in the payment of (i) the Principal Amount or accrued interest (if any) hereunder when due; or (ii) liquidated damages in respect of this Note as and when the same shall become due and payable (whether on a Payment Date, the Maturity Date or by acceleration or otherwise);

(b)     the Maker shall fail to observe or perform any other covenant, condition or agreement contained in this Note or any Transaction Document;

(c)     the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.6(a) hereof) or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock;

(d)     the Maker shall fail to (i) timely deliver the shares of Common Stock as and when required in Section 3.2; or (ii) make the payment of any fees and/or liquidated damages under this Note, the Purchase Agreement or the other Transaction Documents;

(e)     default shall be made in the performance or observance of any material covenant, condition or agreement contained in the Purchase Agreement or any other Transaction Document that is not covered by any other provisions of this Section 2.1;

(f)     at any time the Maker shall fail to have a sufficient number of shares of Common Stock authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Note or upon exercise of the Warrant;

(g)     any representation or warranty made by the Maker or any of its Subsidiaries herein or in the Purchase Agreement, this Note, the Warrant or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

(h)     unless otherwise approved in writing in advance by the Holder, a Change of Control shall be consummated;

(i)     the Maker or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $250,000 or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(j)     the Maker or any of its Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(k)     a proceeding or case shall be commenced in respect of the Maker or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) days;

(l)     the failure of the Maker to instruct its transfer agent to remove any legends from shares of Common Stock and issue such unlegended certificates to the Holder within three (3) Trading Days of the Holder’s request so long as the Holder has provided reasonable assurances to the Maker that such shares of Common Stock can be sold pursuant to Rule 144 or any other applicable exemption;

(m)    the Maker’s shares of Common Stock are no longer publicly traded or cease to be listed on any Trading Market or the Investor Shares have not been registered for resale under the 1933 Act pursuant to an effective Registration Statement by the later of (i) September 30, 2019 or (ii) the date that is seventy-five days following the Closing Date;

(n)     the Maker consummates a “going private” transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the 1934 Act;

(o)     there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the transfer agent for the Common Stock restricting the trading of such Common Stock;

(p)     the Depository Trust Company places any restrictions on transactions in the Common Stock or the Common Stock is no longer tradeable through the Depository Trust Company Fast Automated Securities Transfer program;

(q)     the Company’s market capitalization is below $6.0 million for ten (10) consecutive days; or

(r)      the occurrence of a Material Adverse Effect in respect of the Maker, or the Maker and its Subsidiaries taken as a whole.

For the avoidance of doubt, any default pursuant to clause (i) above shall not be subject to any cure periods pursuant to the instrument governing such Indebtedness or this Note.

2.2     Remedies Upon an Event of Default.

(a)     Upon the occurrence of (i) any Event of Default under Sections 2.1(a), 2.1(j) or 2.1(k) hereof, (ii) any Event of Default resulting from the Company’s failure to comply with Section 7.1(c) of the Purchase Agreement that has not been remedied within two (2) Business Days of written notice thereof, or (iii) any other Event of Default that has not been remedied within ten (10) Business Days of written notice thereof, the Maker shall pay interest on the Outstanding Principal Amount hereunder at an interest rate per annum at all times equal to the lesser of eighteen percent (18%) per annum and the maximum rate permitted under applicable law (with such interest accruing from the date such Event of Default occurred) and, in addition, if any Event of Default has occurred under Sections 2.1(a), 2.1(j) or 2.1(k) hereof (including, without limitation, an Event of Default under Section 2.1(a) arising as a result of an acceleration of all or any portion of the amounts owing under this Note), the Maker shall be obligated to pay to the Holder the Mandatory Default Amount, which Mandatory Default Amount shall be earned by the Holder on the date the Event of Default giving rise thereto occurs and shall be due and payable on the earlier to occur of the Maturity Date, upon conversion, redemption or prepayment of this Note or the date on which all amounts owing hereunder have been accelerated in accordance with the terms hereof. Accrued and unpaid interest (including interest on past due interest) shall be due and payable upon demand. The Company acknowledges that there shall be no cure period or notice required with respect to any Event of Default under Sections 2.1(a), 2.1(j) or 2.1(k) hereof.

(b)     Upon the occurrence of any Event of Default, the Maker shall, as promptly as possible but in any event within one (1) Business Day of the occurrence of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsection or subsections of Section 2.1 hereof under which such Event of Default has occurred.

(c)      If (i) any Event of Default under Sections 2.1(a), 2.1(j) or 2.1(k) hereof occurs, (ii) any Event of Default resulting from the Company’s failure to comply with Section 7.1(c) of the Purchase Agreement occurs and has not been remedied within two (2) Business Days of written notice thereof, or (iii) any other Event of Default has occurred that has not been remedied within ten (10) Business Days of written notice thereof, the Holder shall have the right, in its sole and absolute discretion, to declare all or any portion of the Outstanding Amount immediately due and payable in cash (and to the extent the Holder does not elect to declare the entire Outstanding Amount immediately due and payable in cash, the Holder has the right to thereafter declare all remaining amounts immediately due and payable in cash). In addition, upon the occurrence of an Event of Default described in Sections 2.1(j) or 2.1(k) hereof, all amounts owing under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than the Holder’s election to declare such acceleration unless such acceleration is automatic as a result of the occurrence of an Event of Default described in Sections 2.1(j) or 2.1(k) hereof), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 2.2(c). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. In addition, upon the occurrence of (i) any Event of Default under Sections 2.1(a), 2.1(j) or 2.1(k) hereof, (ii) any Event of Default resulting from the Company’s failure to comply with Section 7.1(c) of the Purchase Agreement that has not been remedied within two (2) Business Days of written notice thereof, or (iii) any other Event of Default that has not been remedied within ten (10) Business Days of written notice thereof, the Holder, in its sole and absolute discretion, may exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note, the Purchase Agreements, the other Transaction Documents and applicable law. The Company acknowledges that there shall be no cure period or notice required with respect to any Event of Default under Sections 2.1(a), 2.1(j) or 2.1(k) hereof. No course of dealing or delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Upon the payment in full of all amounts owing hereunder (including, without limitation, principal interest, the Mandatory Default Amount and all other amounts owing hereunder), the Holder shall promptly surrender this Note to or as directed by the Company.

ARTICLE 3

3.1     Conversion.

(a)     Voluntary Conversion. At any time and from time to time, subject to Section 3.3, this Note shall continue to be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the Outstanding Principal Amount plus any accrued interest thereon that the Holder elects to convert by (y) the Conversion Price then in effect on the date on which the Holder delivers a notice of conversion, in substantially the form attached hereto as Exhibit B (the “Conversion Notice”), in accordance with Section 5.1 to the Maker. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of the date of such conversion (each, a “Conversion Date”).

(b)     Conversion Price. The “Conversion Price” means (a) at any time up to and including April 13, 2020, $0.65 and (b) from and after April 14, 2020, $1.50, and, in each case, shall be subject to adjustment as provided herein (provided, that any reference to a Conversion Price existing after April 13, 2020 shall not in any manner be considered any waiver by the Holder of any term or condition contained herein, including any obligation on the part of the Maker to repay all amounts outstanding hereunder on the applicable Payment Date in accordance with the provisions hereof).

3.2     Delivery of Conversion Shares. As soon as practicable after any conversion in accordance with this Note and in any event within three (3) Trading Days thereafter (such date, the “Share Delivery Date”), the Maker shall, at its expense, cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates evidencing the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled on such conversion (the “Conversion Shares”), in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends (except for any such legends as may be required under the Securities Act). In lieu of delivering physical certificates for the shares of Common Stock issuable upon any conversion of this Note, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or a similar program, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such shares of Common Stock issuable upon conversion of this Note to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply) as instructed by the Holder (or its designee).

3.3     Ownership Cap. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares representing Equity Interests upon conversion of this Note to the extent (but only to the extent) that such exercise or receipt would cause the Holder Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage (as defined below) of the Equity Interests of such class that are outstanding at such time. Any purported delivery of Equity Interests in connection with the conversion of this Note in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of the Equity Interests of a class that is registered under the 1934 Act that is outstanding at such time. If any delivery of Equity Interests owed to the Holder following conversion of this Note is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Equity Interests as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof. The determination of whether this Note is convertible and of which portion of this Note is convertible shall be the sole responsibility and in the sole determination of the Holder, and the submission of a notice of conversion shall be deemed to constitute the Holder’s determination that the issuance of the full number of Conversion Shares requested in the notice of conversion is permitted hereunder, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3.3, (i) the term “Maximum Percentage” shall mean 4.99%; provided, that if at any time after the Initial Issuance Date the Holder Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act (excluding any Equity Interests deemed beneficially owned by virtue of this Note and the Warrant), then the Maximum Percentage shall automatically increase to 9.99% so long as the Holder Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Holder Group ceasing to own in excess of 4.99% of such class of Equity Interests); and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the 1934 Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the 1934 Act. In determining the number of Equity Interests of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Equity Interests of such class as reflected in (x) the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or its transfer agent to the Holder setting forth the number of Equity Interests of such class then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within one (1) Business Day of such request, confirm orally and in writing to the Holder the number of Equity Interests of any class then outstanding. The provisions of this Section 3.3 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained.

3.4     Adjustment of Conversion Price.

(a)     Until the Note has been paid in full or converted in full, the Conversion Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.4(a)(i) hereof):

(i)     Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Closing Date (as such term is defined in the Original Note) (but whether before or after the Initial Issuance Date) effect a split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Closing Date (as such term is defined in the Original Note) (but whether before or after the Initial Issuance Date), combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii)     Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (as such term is defined in the Original Note) (but whether before or after the Initial Issuance Date) make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1)     the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2)     the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii)     Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (as such term is defined in the Original Note) (but whether before or after the Initial Issuance Date) make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker or other issuer (as applicable) or other property that it would have received had this Note been converted into Common Stock in full (without regard to any conversion limitations herein) on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) or assets, giving application to all adjustments called for during such period under this Section 3.4(a)(iii) with respect to the rights of the holders of this Note; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv)     Adjustments for Reclassification, Exchange or Substitution. If the Common Stock at any time or from time to time after the Closing Date (as such term is defined in the Original Note) (but whether before or after the Initial Issuance Date) shall be changed to the same or different number of shares or other securities of any class or classes of stock or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.4(a)(i), (ii) and (iii) hereof), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(b)     No Impairment. The Maker shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event the Holder shall elect to convert this Note as provided herein, the Maker cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of this Note shall have issued and the Maker posts a surety bond for the benefit of the Holder in an amount equal to one hundred fifty percent (150%) of the Principal Amount of the Note plus any accrued interest the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

(c)     Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.4, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(d)     Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(e)     Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal such fractional shares multiplied by the Conversion Price then in effect.

(f)     Reservation of Common Stock. The Maker shall at all while this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note (disregarding for this purpose any and all limitations of any kind on such conversion). The Maker shall, from time to time, increase the authorized number of shares of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.4(f).

(g)     Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

(h)     Effect of Events Prior to the Issuance Date. If the Initial Issuance Date of the Original Note was after the Closing Date (as such term is defined in the Original Note), then, if the Conversion Price or any other right of the Holder of this Note would have been adjusted or modified by operation of any provision of this Note had this Note been issued on the Closing Date (as such term is defined in the Original Note), such adjustment or modification shall be deemed to apply to this Note as of the Issuance Date as if this Note had been issued on the Closing Date (as such term is defined in the Original Note).

3.5     Prepayment Following a Change of Control.

(a)     Mechanics of Prepayment at Option of Holder in Connection with a Change of Control. No later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Maker shall deliver written notice (“Notice of Change of Control”) to the Holder. At any time after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least ten (10) days prior to a Change of Control, at any time within ten (10) days prior to a Change of Control), the Holder may require the Maker to prepay this Note, effective in conjunction with the consummation of such Change of Control at the COC Repayment Price by delivering written notice thereof (“Notice of Prepayment at Option of Holder Upon Change of Control”) to the Maker.

(b)     Payment of COC Repayment Price. Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Change of Control from the Holder, the Maker shall deliver the COC Repayment Price in conjunction with the consummation of the Change of Control; provided that the Holder’s original Note shall have been so delivered to the Maker.

3.6     Inability to Fully Convert.

(a)     Holder’s Option if Maker Cannot Fully Convert. If, upon the Maker’s receipt of a Conversion Notice or as otherwise required under this Note, the Maker cannot issue shares of Common Stock for any reason, including, without limitation, because the Maker (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to this Note, then the Maker shall issue as many shares of Common Stock as it is able to issue and, with respect to the unconverted portion of this Note or with respect to any shares of Common Stock not timely issued in accordance with this Note, the Holder, solely at Holder’s option, can elect to:

(i)     require the Maker to prepay that portion of this Note for which the Maker is unable to issue Common Stock or for which shares of Common Stock were not timely issued (the “Mandatory Prepayment”) at a price equal to the number of shares of Common Stock that the Maker is unable to issue multiplied by the VWAP on the date of the Conversion Notice (the “Mandatory Prepayment Price”);

(ii)     void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice); or

(iii)     defer issuance of the applicable Conversion Shares until such time as the Maker can legally issue such shares; provided, that if the Holder elects to defer the issuance of the Conversion Shares, it may exercise its rights under either clause (i) or (ii) above at any time prior to the issuance of the Conversion Shares upon two (2) Business Days notice to the Maker.

(b)     Mechanics of Fulfilling Holder’s Election. The Maker shall immediately send to the Holder, upon receipt of a Conversion Notice from the Holder, which cannot be fully satisfied as described in Section 3.6(a) above, a notice of the Maker’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy the Holder’s Conversion Notice; and (ii) the amount of this Note which cannot be converted. The Holder shall notify the Maker of its election pursuant to Section 3.6(a) above by delivering written notice to the Maker (“Notice in Response to Inability to Convert”).

(c)     Payment of Mandatory Prepayment Price. If the Holder shall elect to have its Note prepaid pursuant to Section 3.6(a)(i) above, the Maker shall pay the Mandatory Prepayment Price to the Holder within five (5) Business Days of the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert; provided that prior to the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on the date that is one (1) Business Day following the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert, in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid and (ii) receive back such Note.

(d)     No Rights as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Maker or of any other matter, or any other rights as a stockholder of the Maker.

ARTICLE 4

4.1     Covenants. For so long as any Note is outstanding, without the prior written consent of the Holder:

(a)     Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.

(b)     Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however , that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(c)     Corporate Existence. The Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(d)     Investment Company Act. The Maker shall conduct its businesses in a manner so that it will not become subject to, or required to be registered under, the Investment Company Act of 1940, as amended.

(e)     Sale of Collateral; Liens. From the Initial Issuance Date until the full release of the security interest in the Collateral, (i) the Maker shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than (x) sales of inventory in the ordinary course of business consistent with past practices and (y) subject to compliance with the provisions of the Intercreditor Agreement, the sale of the Factored Receivables under the Factor Documents; and (ii) the Maker shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any lien, security interest or other encumbrance on the Collateral (except for the pledge, assignment and security interest created under the Security Agreement and Permitted Liens (as defined in the Security Agreement)).

(f)     Prohibited Transactions. The Company hereby covenants and agrees not to enter into any Prohibited Transactions until thirty (30) days after such time as this Note has been converted into Conversion Shares or repaid in full.

(g)    Additional Debt. The Company shall not be permitted to incur any other Indebtedness, including the issuance of any subordinated debt or convertible debt (other than the Note and other than the Permitted Factor Indebtedness) unless (a) otherwise agreed in writing by the Investor, (b) such Indebtedness represents an unsecured obligation for the deferred purchase price of assets and the aggregate amount of all such Indebtedness does not exceed $150,000 in any fiscal year, or (c) unless such debt is unsecured, is subordinated on terms reasonably acceptable to the Holder and one hundred percent (100%) of the cash proceeds received by the Company, net of any usual and customary transaction expenses, exclusive of fees, for such debt are immediately used to repay the Outstanding Amount.

4.2     Set-Off. This Note shall be subject to the set-off provisions set forth in the Purchase Agreement.

ARTICLE 5

5.1     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for notice shall be as set forth in the Purchase Agreement.

5.2     Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

5.3     Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

5.4     Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

5.5     Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

5.6     Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein.

5.7     Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.8     Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

5.9     Jurisdiction; Venue; Service of Process.

(a)     Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Holder irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

(b)     The Maker and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

5.10 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

5.11 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

5.12 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a)     No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b)     THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

5.13 Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

(a)     “COC Repayment Price” means, at the time of determination, an amount equal to 105% of the Outstanding Principal Amount plus all accrued interest thereon (if any).

(b)      “Factor Documents” has the meaning set forth in the Intercreditor Agreement.

(c)     “Factored Receiveables” means those accounts receivable of the Company which are sold pursuant to, and in accordance with, the Factor Documents, provided, the aggregate face amount of accounts receivable permitted to be sold in any calendar quarter does not exceed $500,000 and such sale is otherwise a “Permitted AR Sale” as defined in the Intercreditor Agreement.

(d)     “Indebtedness” means: (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (iii) all capital lease obligations that exceed $150,000 in the aggregate in any fiscal year; (iv) all obligations or liabilities secured by a lien or encumbrance on any asset of the Maker, irrespective of whether such obligation or liability is assumed (including obligations under the Factor Documents); (v) all obligations for the deferred purchase price of assets; (vi) trade accounts payable (other than trade accounts payable in the ordinary course of business unless such accounts payable are more than ninety (90) days past due, provided, that if an account payable is more than ninety (90) days past due because the Maker is contesting such account payable in good faith and has maintained adequate reserves with respect thereto, such account payable shall not be considered Indebtedness during such period); (vii) all synthetic leases; (viii) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; and (ix) endorsements for collection or deposit.

(e)      “Intercreditor Agreement” means that certain Collateral Sharing Agreement dated as of July 10, 2019 among the Company, the Holder and Versant, as the same may be amended from time to time in accordance with the terms thereof.

(f)     “Mandatory Default Amount” means an amount equal to ten percent (10%) of the outstanding principal amount of this Note and accrued and unpaid interest hereon on the date on which the first Event of Default has occurred hereunder.

(g)     “Outstanding Amount” means, at the time of determination, the Outstanding Principal Amount plus all accrued interest (if any) plus the Mandatory Default Amount (if any) earned on or prior to such date plus all other amounts owing by the Company hereunder.

(h)     “Outstanding Principal Amount” means, at the time of determination, the Principal Amount outstanding after giving effect to any conversions or prepayments pursuant to the terms hereof.

(i)     “Permitted Factor Indebtedness” means all obligations of the Company owing to Versant under the Factor Documents so long as such obligations are not incurred in contravention of the Intercreditor Agreement.

(j)     “Trading Day” means a day on which the Common Stock is traded on a Trading Marking.

(k)     “Versant” means Versant Funding LLC.

(l)     “VWAP” means, as of any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of one share of Common Stock trading in the ordinary course of business on the applicable Trading Price for such date (or the nearest preceding date) on such Trading Market as reported by Bloomberg Financial L.P.; (ii) if the Common Stock is not then listed on a Trading Market and if the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, the volume weighted average price of one share of Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, as reported by Bloomberg Financial L.P.; (iii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock is then reported in the “Pink Sheets” published by the Pink OTC Markets Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one share of Common Stock so reported, as reported by Bloomberg Financial L.P.; or (iv) in all other cases, the fair market value of one share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company (in each case rounded to four decimal places).

5.14 Transitional Arrangements. This Note shall, on the Restatement Closing Date, supersede the Prior Note in its entirety, except as expressly provided in this Section 5.14. The parties hereto agree that this Note is not intended by the parties to be a novation and the security interests and Liens granted by under the Security Agreement continue in full force and effect, including from and after the date hereof. On the Restatement Closing Date, the rights and obligations of the parties evidenced by the Prior Note shall be evidenced by this Note.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

BIO-KEY INTERNATIONAL, INC.

By: /s/ Michael DePasquale

Name:

Title:

ACKNOWLEDGED AND AGREED:

LIND GLOBAL MACRO FUND, LP

By: Lind Global Partners LLC, its general partner

By:/s/ Jeff Easton

     Jeff Easton, Managing Member

EXHIBIT B

FORM OF CONVERSION NOTICE

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $                                                                   of the principal amount [and $_____ of accrued interest] of the above Note No. ___ into shares of Common Stock of BIO-Key International, Inc. (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion:

Conversion Price:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Conversion Date:

[HOLDER]

By:

Name:

Title:

Address: